                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-A/A

                              AMENDMENT NO. 1 TO
                           REGISTRATION STATEMENT ON
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             STAR SCIENTIFIC, INC.
                             ---------------------
            (Exact name of Registrant as specified in its charter)
                 (co-registrants are listed on the next page)

                                   DELAWARE
                                   --------
        (State or other jurisdiction of incorporation or organization)

                                  52-1402131
                       (IRS Employer Identification No.)

                       ---------------------------------

                                801 Liberty Way
                               Chester, Virginia
                                (804) 530-0535
   (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

If this form relates to the registration         If this form relates to the registration
of a class of securities pursuant to             of a class of securities pursuant to
Section 12(b) of the Exchange Act and is         Section 12(g) of the Exchange Act and is
effective pursuant to General                    effective pursuant to General Instruction
Instruction A.(c), please check the              A.(d), please check the following box. /  /
following box. /X/

                  Securities Act registration statement file number to
                       which this form relates:
                                                -------------------

             Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Class                                 Name of Exchange
       --------------                                 ----------------

Common Stock, par value $.01                     The Nasdaq National Market

    Securities to be registered pursuant to Section 12(g) of the Act: None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The material set forth in the section captioned "Description of Securities" in the Registrant's Form S-1 Registration Statement (Registration No. 333-32364), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on March 13, 2000 is incorporated herein by reference.


Item 2.   EXHIBITS

1.        Restated Certificate of Incorporation(1)

2. Certificate of Amendment of Restated Certificate of Incorporation, dated March 25, 1993, and effective April 2, 1993(2)

3. Certificate of Amendment of Restated Certificate of Incorporation, dated March 25, 1993, and effective April 2, 1993(2)

4. Certificate of Amendment of Certificate of Incorporation, dated December 15, 1998(3)

5.        Bylaws of the Company as Amended to Date(4)

6.        Specimen certificate for shares of common stock, par value $.01


(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1992
(2) Incorporated by reference to the Company's Annual Report on Form 10-KSA for the year ended December 31, 1996
(3) Incorporated by reference to the Company's Current Report on Form 8-K dated January 15, 1999
(4) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        STAR SCIENTIFIC, INC.


Date: June 21, 2001              By: /s/ CHRISTOPHER G. MILLER
                                     ------------------------------
                                     Name:  Christopher G. Miller
                                     Title: Chief Financial Officer